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                                                           Exhibit 10.18


         DIRECT CHARGE ADMINISTRATIVE SERVICES AGREEMENT
         ------------------------------------------------

     THIS AGREEMENT, dated as of this 31 day of March, 1997, by and between XL VISION, INC., a Delaware corporation, ("XL Vision") and MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation, ("MicroVision").

                           WITNESSETH:
                           -----------

     WHEREAS, XL Vision is providing MicroVision with certain administrative support services; and

     WHEREAS, XL Vision and MicroVision have agreed to enter into an Administrative Services Agreement to reflect the parties' respective rights and obligations.

     NOW, therefore, the parties hereto, in consideration of their mutual covenants and intending to be legally bound, hereby agree as follows:

1. XL Vision agrees to provide (either directly or indirectly through its subsidiaries) to MicroVision for the term specified herein, administrative support services and access to the broad management experience of the corporate management staff of XL vision. Such services shall be substantially those heretofore provided by XL Vision to MicroVision, including without limitation, consultation in regard to general management, investor relations, financial management, human resources management, legal services, insurance programs administration, audit administration, tax research and planning, and preparation of federal and state income tax returns. Nothing herein shall be construed to require XL Vision to provide any services under this Agreement which cannot reasonably be provided by XL Vision's management and corporate staff.

2.   In consideration of the services to be rendered by XL
     Vision under this Agreement, MicroVision shall pay to XL Vision costs which shall be based on the individual personal rates and which such hours shall be billed at the end of each month.

3. MicroVision recognizes that XL Vision has heretofore provided, or has made arrangements for, certain other services and benefits for MicroVision and has incurred certain obligations of MicroVision and that XLVision may continue to provide, or make arrangements for, certain of such services and benefits and may incur guarantees of obligations of MicroVision. The foregoing may involve, among other things, various types of insurance programs; various legal, accounting and other


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     matters requiring outside professional
     services or in-house services by XL Vision personnel (including but not limited to legal and accounting services) which are not in the ordinary course; and guarantees of obligations. To the extent XL Vision continues to incur obligations for MicroVision at MicroVision's request in connection with such services and benefits, MicroVision shall pay to XL Vision or to the provider of such services, in addition to the fees provided in Paragraph 2 of the Agreement, the actual and identifiable costs of such services and benefits, or in those cases where actual costs cannot be identified, MicroVision's proportionate share of such benefits and services, and the sums necessary to discharge, repay or to otherwise compensate XL Vision for any obligations incurred by XL Vision in connection therewith. XL Vision shall submit to MicroVision a monthly statement of all such sums due in accordance with the provisions of this Paragraph and each such statement shall be paid by MicroVision within 30 days after the delivery of such statement to MicroVision.

4. This Agreement shall be effective retroactive to January 1, 1997 and shall extend on a month to month basis. Termination of this agreement can be made by either party to the other party with no less than 30 days prior written notice.

5. Nothing herein shall be construed to relieve the directors or officers of MicroVision from the performance of their respective duties or limit the exercise of their powers in accordance with the Certificate of Incorporation or By-Laws of XL Vision, any applicable provisions of the Corporation Law of the State of Delaware, or otherwise. The activities of MicroVision shall at all times be subject to the control and direction of its Board of Directors and Officers.

6. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by the written agreement of the parties hereto.

7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8. This Agreement and any rights or obligations pursuant hereto shall not be assignable by either party without prior written consent of the other party.

9. Nothing in this Agreement shall be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated business or other separate entity.

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     IN WITNESS WHEREOF, XL Vision, Inc. and MicroVision
Medical Systems, Inc. have caused this Agreement to be executed in their respective corporate names by an officer thereunto duly authorized, all as of the date first above written.


ATTEST:                    XL VISION, INC.

/s/ James B. Willmann      By: /s/ Gregory W. Haskell
----------------------        -----------------------------
James B. Willmann          Gregory W. Haskell
Secretary                  President and COO



ATTEST:                    MICROVISION MEDICAL SYSTEMS, INC.

/s/ Kevin O'Boyle          By: /s/ Douglas S. Harrington
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                           Douglas S. Harrington
                           Chief Executive Officer